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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    POWERSHARES EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)

             MASSACHUSETTS                              (SEE BELOW)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


301 WEST ROOSEVELT ROAD, WHEATON, ILLINOIS                60187
 (Address of principal executive offices)              (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                             Name of Each Exchange on Which
                 to be so Registered:                            Each Class is to be so Registered:
                 --------------------                            ----------------------------------
Shares of beneficial interest, par value $0.01 per share              The Nasdaq Stock Market


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-102228; 811-21265.

         Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of each of the following ten portfolios, each a separate series of the PowerShares Exchange-Traded Fund Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 85 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on September 19, 2006, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust's ten investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares FTSE RAFI US 1500 Small-Mid Portfolio                         74-3184008
PowerShares FTSE RAFI Energy Sector Portfolio                             74-3184009
PowerShares FTSE RAFI Basic Materials Sector Portfolio                    74-3184010
PowerShares FTSE RAFI Industrials Sector Portfolio                        74-3184046
PowerShares FTSE RAFI Consumer Goods Sector Portfolio                     74-3184047
PowerShares FTSE RAFI Health Care Sector Portfolio                        74-3184049
PowerShares FTSE RAFI Consumer Services Sector Portfolio                  74-3184051
PowerShares FTSE RAFI Telecommunications & Technology Sector Portfolio    74-3184052
PowerShares FTSE RAFI Utilities Sector Portfolio                          74-3184053
PowerShares FTSE RAFI Financials Sector Portfolio                         74-3184055

ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

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                                   SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   POWERSHARES EXCHANGE-TRADED FUND TRUST

Date:  September 19, 2006          By: /s/ H. Bruce Bond
                                       -----------------------------
                                       H. Bruce Bond
                                       Chief Executive Officer